ANNEX IV
                                                                              TO
                                                             SECURITIES PURCHASE
                                                                       AGREEMENT

                          REGISTRATION RIGHTS AGREEMENT

                  THIS REGISTRATION RIGHTS AGREEMENT, dated as of April 30, 1999 (this "Agreement"), is made by and between U.S. Wireless Data, Inc., a Colorado corporation (the "Company"), and the each entity named on the signature page hereto (individually referred to as the "Initial Investor" and collectively referred to as the "Initial Investors").

                              W I T N E S S E T H:

                  WHEREAS, upon the terms and subject to the conditions of the Securities Purchase Agreement, dated as of April 30, 1999, between the Initial Investors and the Company (the "Securities Purchase Agreement"; capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement), the Company has agreed to issue and sell to the Initial Investors an aggregate of up to 5,000,000 shares of Series B
Cumulative Convertible Redeemable Preferred Stock, no par value, $1.00 (plus accrued dividends) liquidation preference of the Company (the "Preferred Stock," which term, as used herein shall have the meaning ascribed to it in the Securities Purchase Agreement); and

                  WHEREAS, the Company has agreed to issue the Warrants to the Initial Investors in connection with the issuance of the Preferred Stock; and

                  WHEREAS, the Preferred Stock is convertible into shares of Common Stock (the "Conversion Shares") upon the terms and subject to the conditions contained in the Certificate of Designations; and

                  WHEREAS, the Warrants to be issued to the Initial Investors may be exercised for the purchase of shares of Common Stock (the "Warrant Shares") upon the terms and conditions of the Warrants; and

                  WHEREAS, to induce the Initial Investors to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "Securities Act"), with respect to the Conversion Shares and the Warrant Shares;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Initial Investor hereby agree as follows:

                  1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

                  (a) "Investors" means the Initial Investors and any permitted transferee or assignee who agrees to become bound by the provisions of this Agreement in accordance with Section 9 hereof.

                  (b) "Potential Material Event" means any of the following: (i)
the possession by the Company of material information not ripe for disclosure in a registration statement, which shall be evidenced by determinations in good faith by the Board of Directors of the Company that disclosure of such information in the registration statement would be detrimental to the business and affairs of the Company; or (ii) any material engagement or activity by the Company which would, in the good faith determination of the Board of Directors of the Company, be adversely affected by disclosure in a registration statement at such time, which determination shall be accompanied by a good faith determination by the Board of Directors of the Company that the registration statement would be materially misleading absent the inclusion of such information.

                  (c) "Register," "Registered," and "Registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "SEC").

                  (d) "Registrable Securities" means the Conversion Shares and the Warrant Shares.

                  (e) "Registration Statement" means a registration statement of the Company under the Securities Act.

                  2.       Registration.

                  (a) Mandatory Registration. The Company shall prepare and file with the SEC, as soon as possible after the Closing Date, but no later than thirty (30) days following the Closing Date, a Registration Statement on Form SB-2, registering for resale by the Investors all of the Registrable Securities, but in no event less than two hundred percent (200%) of the aggregate number of shares into (i) which the Preferred Stock would be convertible at the time of filing of the Registration Statement (assuming for such purposes that all shares of Preferred Stock had been eligible to be converted, and had been converted, into Conversion Shares in accordance with their terms, whether or not such eligibility or conversion had in fact occurred as of such date), and (ii) which would be issued upon exercise of all of the Warrants at the time of filing of the Registration Statement (assuming for such purposes that all such Warrants had been eligible to be exercised and had been exercised in accordance with their terms, whether or not such eligibility or exercise had in fact occurred as of such date). The Registration Statement shall also state that, in accordance with Rule 416 and 457 under the Securities Act, it also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Preferred Stock and the exercise of the Warrants (and the Existing Warrants) to prevent dilution resulting from stock splits, or stock dividends. The Company will use its reasonable best efforts to cause the Registration Statement to be declared effective no later than ninety days (90) days after the Closing

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
Date. If at any time the number of shares of Common Stock into which the Preferred Stock may be converted and which would be issued upon exercise of the Warrants equals more than seventy percent (75%) of the aggregate number of shares of Common Stock then registered, the Company shall, within ten (10) business days after receipt of a written notice from any Investor, either (i) further amend the Registration Statement filed by the Company pursuant to the preceding sentence, if such Registration Statement has not been declared effective by the SEC at that time, to register 200% of the aggregate of all shares of Common Stock into which the Preferred Stock may then or in the future be converted and which would be issued currently or in the future upon exercise of the Warrants, or (ii) if such Registration Statement has been declared effective by the SEC at that time, file with the SEC an additional Registration Statement on Form SB-2, as may be appropriate, to register (A) 200% of the aggregate shares of Common Stock into which the unconverted Preferred Stock may then or in the future be converted and which would be issued currently or in the future upon exercise of the unexercised Warrants, less (B) the aggregate number of shares of Common Stock already registered which have not been issued upon conversions of Preferred Stock or the exercise of Warrants. The Registration Statement shall not include any shares other than the Registrable Securities, and certain other shares that the Company is obligated to Register as set forth in Schedule 5(b), without the consent of all of the Investors. The Investor acknowledges that after the closing hereof (but prior to the filing of the Registration Statement) up to five million Preferred Shares (less the amount purchased concurrently herewith by the current Investors) may be sold by the Company (and included on the Registration Statment) on the condition that the sale of such Preferred Shares is on the same terms which are contained in the Securities Purchase Agreement.

                  (b)      Payments by the Company.

                           (i)      If  the Registration  Statement covering the
Registrable Securities is not filed in proper form with the SEC on or before thirty (30) days after the Closing Date (the "Required Filing Date"), then the Company shall pay each Investor a late filing penalty (collectively "Late Filing Penalties"), (i) on the first day after the Required Filing Date, an amount equal to three percent (3%) of the purchase price paid pursuant to the Securities Purchase Agreement (the "Purchase Price") for the Preferred Stock then held by each such Investor on such date, and (ii) on each subsequent monthly anniversary of the Required Filing Date, if the Registration Statement has not been filed in proper form on or before such date, an amount equal to three percent (3%) of the Purchase Price for the Preferred Stock held by each such Investor on each such subsequent monthly anniversary date.

                            (ii) If  the  Registration  Statement  covering  the
Registrable Securities is not effective within the earlier of (a) five (5) days after notice by the SEC that it may be declared effective, or (b) ninety (90) days following the Closing Date (the "Required Effective Date"), then the Company shall pay each Investor a late effective date penalty (collectively "Late Effective Date Penalties")(sometimes Late Filing Penalties and Late Effective Penalties are collectively referred to as "Late Penalties"), (i) on the first day after the Required Effective Date, an amount equal to three percent (3%) of the Purchase Price for the Preferred Stock then held by each such Investor on such date and (ii) on each subsequent monthly anniversary of the Required Effective Date, if the Registration Statement has not been declared effective on or before such date, an amount equal to two percent (2%) of the Purchase Price for the Preferred Stock held by each such Investor on each such subsequent monthly anniversary date.

                           (iii)  By way of  illustration  and not in limitation
of the  foregoing,  assuming  a

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
Closing Date of February 3, 2000 (X) if the Registration Statement is timely filed but is not declared effective until July 15, 2000 (assuming for the purpose of this example that the SEC has not previously provided notice that it may be declared effective), the aggregate Late Effective Date Penalty will equal 9% percent of the Purchase Price (3% on May 4, the 90th day after the Closing Date, plus 3% on June 3 and July 2) or (Y) if the Registration is filed on April 9 and is not declared effective until May 15, 2000 (assuming for the purpose of this example that the SEC has not previously provided notice that it may be declared effective), the aggregate Late Filing Penalty will equal 6% of the Purchase Price (3% on March 5, the 30th day after the Closing Date, plus 3% on April 4) and the aggregate Late Effective Date Penalty will equal 3% percent of the Purchase Price (3% on May 4, the 90th day after the Closing Date).

                           (iv)      Additionally,   if  (a)  the   Registration
Statement is not filed within sixty (60) days from the Closing Date or (b) the Required Effective Date is greater than one hundred fifty (150) days after the Closing Date, or (c) the effectiveness of the Registration Statement is not maintained during the Registration Period as hereinafter defined, each Investor may, at its option, require the Company to redeem the Preferred Shares in full, within three (3) days, in cash, in accordance with Section 6(b) of the Certificate of Designation.

                           (v)       Late  Penalties  will  be  payable  to  the
Investor by the Company in cash or other immediately available funds on the date such Late Penalty is incurred.

                           (vi)     The  parties  acknowledge  that  the damages
which may be incurred by the Investors if the Registration Statement is not filed by the Required Filing Date or if the Registration Statement has not been declared effective by the Required Registration Date may be difficult to ascertain. The parties agree that the Late Penalties represent a reasonable estimate on the part of the parties, as of the date of this Agreement, of the amount of such damages. The payment of the Late Penalties to the Investors shall not limit the Investors' other rights and remedies hereunder or under any other document entered into in connection herewith.

                           (vii)  Notwithstanding  the  foregoing,  the  amounts
payable by the Company pursuant to this provision shall not be payable to the extent any delay in the effectiveness of the Registration Statement occurs because of an act of, or a failure to act or to act timely by the Investors or their counsel if the Company timely forwards to counsel any required documents or in the event all of the Registrable Securities may be sold pursuant to Rule 144 or another available exemption under the Act.

                  3.  Obligations  of  the  Company.   In  connection  with  the
registration of the Registrable Securities, the Company shall do each of the following.
                  (a) Prepare promptly, and file with the SEC by the Required Filing Date, the Registration Statement with respect to not less than the number of Registrable Securities provided in Section 2(a) above, and thereafter use its reasonable best efforts to cause each Registration Statement relating to Registrable Securities to become effective by the Required Effective Date and keep the Registration Statement effective at all times until the earliest (the "Registration Period") of (i) the date that is two (2) years after the Closing Date, (ii) the date when the Investors may sell all Registrable Securities under Rule 144 or (iii) the date the Investors no longer own any of the Registrable Securities, which Registration Statement (including any amendments or supplements thereto and prospectuses contained

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
therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

                  (b) Prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration effective at all times during the Registration Period, and, during the Registration Period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement;

                  (c) The Company shall permit a single firm or counsel designated by the Investors to review the Registration Statement and all amendments and supplements thereto a reasonable period of time (but not less than three (3) business days) prior to their filing with the SEC, and not file any document in a form to which such counsel reasonably objects.

                  (d) Notify the Investors, their counsel and managing underwriters, if any, immediately (and, in the case of (i)(A) below, not less than five (5) days prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one (1) Business Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed; (B) whenever the Commission notifies the Company whether there will be a "review" of such Registration Statement; (C) whenever the Company receives (or representatives of the Company receive on its behalf) any oral or written comments from the Commission in respect of a Registration Statement (copies or, in the case of oral comments, summaries of such comments shall be promptly furnished by the Company to the Investors); and (D) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) if at any time any of the representations or warranties of the Company contained in any agreement (including any underwriting agreement) contemplated hereby ceases to be true and correct in all material respects; (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (vi) of the occurrence of any event that to the best knowledge of the Company makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. In addition, the Company shall furnish the Investors with copies of all intended written responses to the comments contemplated in clause
(C) of this  Section  3(d) not later than one (1) Business Day in advance

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
of the filing of such responses with the Commission so that the Investors shall have the opportunity to comment thereon.

                  (e) Furnish to each Investor whose Registrable Securities are included in the Registration Statement and its legal counsel identified to the Company, (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one (1) copy of the Registration Statement, each preliminary prospectus and prospectus, and each amendment or supplement thereto, and (ii) such number of copies of a prospectus, and all amendments and supplements thereto and such other documents, as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor;

                  (f) As promptly as practicable after becoming aware of such event, notify each Investor of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement or other appropriate filing with the SEC to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to each Investor as such Investor may reasonably request;

                  (g) As promptly as practicable after becoming aware of such event, notify each Investor who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the SEC of a Notice of Effectiveness or any notice of effectiveness or any stop order or other suspension of the effectiveness of the Registration Statement at the earliest possible time;

                  (h) Notwithstanding the foregoing, if at any time or from time to time after the date of effectiveness of the Registration Statement, the
Company  notifies  the  Investors  in writing of the  existence  of a  Potential
Material Event, the Investors shall not offer or sell any Registrable Securities, or engage in any other transaction involving or relating to the Registrable Securities, from the time of the giving of notice with respect to a Potential Material Event until such Investor receives written notice from the Company that such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event; provided, however, that the Company may not so suspend the right to such holders of Registrable Securities for more than two twenty (20) day periods in the aggregate during any 12-month period ("Suspension Period") with at least a ten (10) business day interval between such periods, during the periods the Registration Statement is required to be in effect;

                  (i) Use its reasonable efforts to secure or maintain, as applicable, NASDAQ/OTC Bulletin Board authorization and quotation for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. ("NASD") as such with respect to such Registrable Securities;

                  (j) Provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement;

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
                  (k) Cooperate with the Investors who hold Registrable Securities (or, subject to receipt by the Company of appropriate notice and documentation, as may be required by the Securities Purchase Agreement, the Certificate of Designations, the Warrants or this Agreement, securities convertible into Registrable Securities) being offered to facilitate the timely preparation and delivery of certificates for the Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates for the Registrable Securities to be in such denominations or amounts as the case may be, as the Investors may reasonably request, and, within three (3) business days after a Registration Statement which includes Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to the Investors whose Registrable Securities or securities convertible into Registrable Securities are included in such Registration Statement) an appropriate instruction and opinion of such counsel; provided, however, that nothing in this subparagraph (j) shall be deemed to waive any of the provisions regarding the conditions or method of conversion of Preferred Stock or exercise of Warrants into Registrable Securities; and

                  (l) Take all other reasonable actions necessary to expedite and facilitate disposition by the Investor of the Registrable Securities pursuant to the Registration Statement.

                  4. Obligations of the Investors. In connection with the registration of the Registrable Securities, each Investor shall have the following obligations:

                  (a) As a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor, such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least five (5) days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Investor of the information the Company requires from each such Investor (the "Requested Information") if such Investor elects to have any of such Investor's Registrable Securities included in the Registration Statement. If at least two (2) business days prior to the filing date the Company has not received the Requested Information from an Investor (a "Non-Responsive Investor"), then the Company may file the Registration Statement without including Registrable Securities of such Non-Responsive Investor;

                  (b) To cooperate  with the Company as reasonably  requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement; and

                  (c) Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e) or 3(f), above, such Investor shall immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(e) or 3(f) and, if so directed by the Company, such Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such

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
Investor's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

                  5. Expenses of Registration. (a) All reasonable expenses (other than underwriting discounts and commissions of each Investor and legal fees of counsel to each Investor) incurred in connection with registrations, filings or qualifications pursuant to Section 3, including, without limitation, all registration, listing, and qualifications fees, printers and accounting fees, the fees and disbursements of counsel for the Company, and a fee for a single counsel for the Investors not exceeding $3,500, shall be borne by the Company.

                  (b)  Except  as and to the  extent  specifically  set forth in
Schedule 5(b) attached hereto, neither the Company nor any of its subsidiaries has, as of the date hereof, nor shall the Company nor any of its subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Investors herein or otherwise conflicts with the provisions hereof. Except as and to the extent specifically set forth in Schedule 5(b) attached hereto, neither the Company nor any of its subsidiaries has previously entered into any agreement granting any registration rights with respect to any of its securities to any person or entity. Without limiting the generality of the foregoing, without the written consent of the Investors of a majority of the then outstanding Registrable Securities, the Company shall not grant to any person the right to request the Company to register any securities of the Company under the Securities Act unless the rights so granted are subject in all respects to the prior rights in full of the Investors set forth herein, and are not otherwise in conflict or inconsistent with the provisions of this Agreement.

                  6. Indemnification. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

                  (a) To the extent permitted by law, the Company will indemnify and hold harmless each Investor who holds such Registrable Securities, the directors, if any, of such Investor, the officers, if any, of such Investor, each person, if any, who controls any Investor within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act") (each, an "Indemnified Person" or "Indemnified Party"), against any losses, claims, damages, liabilities or expenses (joint or several) incurred (collectively, "Claims") to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations in the Registration Statement, or any post-effective amendment thereof, or any prospectus included therein: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation under the Securities Act, the Exchange Act or any state securities law (the matters in the foregoing clauses (i) through (iii)
being, collectively, "Violations"). Subject to clause (b) of this Section 6, the Company shall reimburse the Investors, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a) shall not (I) apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(c) hereof; (II) be available to the extent such Claim is based on a failure of the Investor to deliver or cause to be delivered the prospectus made available by the Company; or (III) apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Each Investor will indemnify the Company and its officers, directors and agents against any claims arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company, by or on behalf of such Investor, expressly for use in connection with the preparation of the Registration Statement, subject to such limitations and conditions as are applicable to the Indemnification provided by the Company to this Section 6. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

                  (b) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be. In case any such action is brought against any Indemnified Person or Indemnified Party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such Indemnified Person or Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Person or Indemnified Party under this Section 6 for any reasonable legal or other reasonable out-of-pocket expenses subsequently incurred by such Indemnified Person or Indemnified Party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action of its final conclusion. The Indemnified Person or Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and reasonable out-of-pocket expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the Indemnified Person or Indemnified Party. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this
Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

                  7.  Contribution.  To the  extent  any  indemnification  by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that (a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6; (b) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation; and (c) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

                  8. Reports under Exchange Act. With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

                  (a) make and keep public information available, as those terms are understood and defined in Rule 144;

                  (b) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                  (c) furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

                  9. Assignment of the Registration Rights. The rights to have the Company register Registrable Securities pursuant to this Agreement shall be automatically assigned by an Investor to any transferee of the Registrable Securities (or all or any portion of any Preferred Stock of the Company which is convertible into such securities) permitted or allowable by the terms of the Securities Purchase Agreement only if: (a) such Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee and (ii) the securities with respect to which such registration rights are being transferred or assigned, (c) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, and (d) at or before the time the Company received the written notice contemplated by clause (b) of this sentence the transferee or assignee agrees in writing with or in favor of the Company to be bound by all of the provisions contained herein, a copy of which shall be provided to the Company. The copies referred to in clauses (a) and (d) of the immediately preceding sentence may be redacted to delete certain financial and other details of the transaction between the Investor and its transferee if the same is included in the document to be provided to the Company. In the event of any delay in filing or effectiveness of the Registration Statement as a result of such assignment, the Company shall not be liable for any damages arising from such delay, or the payments set forth in Section 2(c) hereof.

                  10. Amendment of Registration Rights. Any provision of each such Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors who hold collectively eighty (80%) percent of the Preferred Shares. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company.

                  11.      Miscellaneous.

                  (a) A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable
Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

                  (b) Any notice or communication required or permitted by this Agreement shall be given in writing addressed as follows:

         If to Company:       U.S. Wireless Data, Inc.
                              2200 Powell Street, Suite 800
                              Emeryville, California 94608
                              Attention: Robert Robichaud, CFO

         with a copy to:      Jack Lewis, Esq.
                              1675 Broadway, Suite 2600
                              Denver, Colorado 80202

         If to Investors:     Bold Street, LLC
                              c/o Thomson Kernaghan & Co.
                              365 Bay Street, Suite 1000, 10th Fl.
                              Toronto, Ontario M5H 2V2
                              Telephone No.: (416) 860-4160
                              Telecopier No.: (416) 860-8313

         with a copy to:      Michael S. Rosenblum, Esq.
                              Law Offices of Michael S. Rosenblum
                              1875 Century Park East, Suite 700
                              Los Angeles, California 90067

All notices shall be served personally by telecopy, by telex, by overnight express mail service or other overnight courier, or by first class registered or certified mail, postage prepaid, return receipt requested. If served personally, or by telecopy, notice shall be deemed delivered upon receipt (provided that if served by telecopy, sender has written confirmation of delivery); if served by overnight express mail or overnight courier, notice shall be deemed delivered forty-eight (48) hours after deposit; and if served by first class mail, notice shall be deemed delivered seventy-two (72) hours after mailing. Any party may give written notification to the other parties of any change of address for the sending of notices, pursuant to any method provided for herein.

                  (c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

                  (d) This Agreement shall be governed by and interpreted in accordance with the laws of the State of California for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Any litigation based thereon, or arising out of, under, or in connection with, this agreement or any course of conduct, course of dealing, statements (whether oral or written) or actions of the Company or Purchaser shall be brought and maintained exclusively in the state or Federal courts of the State of California, sitting in the City of Los Angeles. The Company hereby expressly and irrevocably submits to the jurisdiction of the state and federal Courts of the State of California for the purpose of any such litigation as set forth above and irrevocably agrees to be bound by any final judgment rendered thereby in connection with such litigation. The Company further irrevocably consents to the service of process by registered mail, postage prepaid, or by personal service within or without the State of California. The Company hereby expressly and irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in any inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the related agreements entered into in connection herewith.


                  (e) If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

                  (f) Subject to the requirements of Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

                  (g) All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

                  (h) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning thereof.

                  (i) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by telephone line facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

                  (j) The Company acknowledges that any failure by the Company to perform its obligations under Section 3(a) hereof, or any delay in such performance could result in loss to the Investors, and the Company agrees that, in addition to any other liability the Company may have by reason of such failure or delay, the Company shall be liable for all direct damages caused by any such failure or delay, unless the same is the result of force majeure. Neither party shall be liable for consequential damages.

                  (k) This Agreement, the Securities Purchase Agreement and the other documents referenced therein constitute the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

                  (l) Any default by an individual Investor hereunder or any related agreement, including, without limitation, the Securities Purchase Agreement, shall not be deemed a default by any other Investor and shall not excuse the Company's performance hereunder or thereunder with respect to the non-defaulting Investors.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                U.S. Wireless Data, Inc., a Colorado corporation


                By:
                    --------------------------------------------
                Name:
                    --------------------------------------------
                Title:
                      ------------------------------------------

                BOLD STREET LLC, a Cayman Islands limited liability company



                By:
                    --------------------------------------------
                    Manager


                ------------------------------------------------


                By:
                    --------------------------------------------
                         Authorized Signatory

                                    REGISTRATION RIGHTS AGREEMENT


                                            EXHIBIT 5(b)


                             ---------------------------------------------------------
                             Assumed Stock Price for conversions:              $ 1.00
                             ---------------------------------------------------------
         Estimated #
       Common Shares (000)   Description of Outstanding Security                              Registration Rights
----------------------------------------------------------------------------------------------------------------------

                   1,053     Est. 790K  8% Preferred Series A shares 12/97 -                  Mandatory and Piggyback - 144 avail.
                             (@ 75% of avg. closing bid price)
                     100     Estimate of Series A dividends through 12/99 (w/o conv.)         Mandatory and Piggyback - 144 avail.
                   2,500     $2M 6% Convertible Debentures 7/98-7/00                          Mandatory and Piggyback
                             (@ 80% of avg. closing bid  price)

                      50     JWG finder warrants @ $6.525 - 12/97-12/00                       Piggyback - 144 avail.
                       8     entrenet consulting warrants @ $2.40 - 9/98-9/03                 Piggyback
                      20     RBB Bank Bridge Loan warrants @ $4.375 - 6/98-9/01               Piggyback
                     100     6% Convertible Debenture holder warrants @$ 4.25 - 7/98-7/01     Mandatory and Piggyback
                      60     JWG finder warrants @ $4.50 -  7/98-7/01                         Piggyback - unlimited
                      15     JWG finder warrants @ $2.70 -  9/98-9/01                         Piggyback
                     212     Warrants on Series A Preferred Redemption @$2.40 - 3.69          Mandatory and Piggyback
                             10/98 to 12/98-10/01 to 12/01
                     100     EBI consulting warrants @ $1.00 - 3/99-3/02                      Piggyback


                      50     RBB Bridge Loan - 3/99                                           Mandatory and Piggyback
                     375     Software Purchase - Maverick                                     Piggyback


                   4,643

                    Note:  John  Liviakis,  Bob  Prag,  and  Liviakis  Financial
                    Communications, Inc. and entrenet and its affiliates have waived registration rights on all previously issued shares for this registration statement.

